Exhibit 4.1

FINANCIAL CORPORATI ON 13282 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP 01446U 10 3 AUTHORIZED: 30,000,000 COMMON SHARES, $1.00 PAR VALUE PER SHARE SEE REVERSE FOR CERTAIN DEFINITIONS This Certifies That is the owner of Fully Paid and Non-Assessable Common Stock, $1.00 Par Value of ALERUS FINANCIAL CORPORATION transferable on the books of this Corporation in person or by attomey u pon surrend er of this Certificate duly endorsed or assig ned. This Certificat e and the shares represent ed hereby are subject to the laws of the Stat e of Delaware, and t o the Articles of Incorporation and the Bylaws of the Corporation , as now or h ereafter amended. This Certificat e is not valid until countersigned by the Transfer Agent. IN WITNESS WHEREOF, the Corporation ha s caused this Certificate t o be signed by the facsimile sig natures of its dul y authorized officers and to be sealed with the facsimile seal of the Corporation. Dated: :::f< "cb M.) . '-"oPRESIDENT

ALERUS FINANCIAL CORPORATION AMERICAN STOCK TRANSFER & TRUST CO. TRANSFER FEE: AS REQUIRED The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable Jaws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT - -....,.,---Co!.!us to!.!ld ia:!!!n!.._ (Cust) (Minor) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE FOR VALUE RECEIVED.----------------------------hereby sell. assign and transfer unto PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE ----------------------------------------------------------------------------------Sh es of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ------- ---------- --- - -------------------- -Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises. Dated:. 20. _ Signature:X Signature(s) Guaranteed: Signature: X THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR. WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks. Stockbrokers. Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.PURSUANT TO S.E.C. RULE 17Ad-15.